Exhibit 10.1

THIS STANDSTILL AND WAIVER AGREEMENT dated as of December 15, 2008 is made

BETWEEN

NORTEL NETWORKS LIMITED, as Principal (hereinafter called the “Principal”)

AND

EXPORT DEVELOPMENT CANADA (hereinafter called “EDC”)

WHEREAS pursuant to a Second Amended and Restated Master Facility Agreement dated as of December 14, 2007 between the Principal and EDC (the “Facility Agreement”), EDC agreed to provide Support for the benefit of the Principal and its affiliates, subject to the terms and conditions of the Facility Agreement;

WHEREAS the NNL Corporate Family Rating with respect to senior unsecured long-term debt of the Principal has ceased to exist (the “Family Rating Event”), thereby permitting EDC to terminate or suspend the Facilities pursuant to Section 2.2 of the Facility Agreement;

WHEREAS the NNL Corporate Credit Rating with respect to senior unsecured long-term debt of the Principal is rated at less than “B3” or “B minus” (the “Credit Rating Event”) (the Family Rating Event and the Credit Rating Event are hereby collectively referred to as the “Rating Events”), thereby permitting EDC to terminate or suspend the Facilities pursuant to Section 2.2 of the Facility Agreement; and

WHEREAS EDC is prepared, with respect to the Rating Events, to temporarily (1) refrain from exercising or enforcing any rights granted to it under Section 2.2 of the Facility Agreement, and (2) waive the condition set forth in Section 3.1(g) of the Facility Agreement, but only on the following terms and conditions.

NOW THERFORE for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Words and expressions not otherwise defined herein shall have the meaning ascribed thereto in the Facility Agreement.

2.	STANDSTILL AND WAIVER

(a)

EDC agrees for 30 days following the date of this Agreement (the “Standstill Period”) to (1) refrain from and not to exercise any rights or recourses it may currently have or acquire under the Facility Agreement with respect to the Rating Events (but for greater certainty in each case, not with respect to any other event or circumstance), and (2) subject to Section 3.2 of the Facility Agreement, waive the condition set forth in Section 3.1(g) of the Facility Agreement. Nothing in this Agreement shall prevent EDC from exercising, during the Standstill Period or thereafter, any other rights or recourses it may currently have or acquire under the Facility Agreement.

(b)	During the Standstill Period, EDC may request the Principal to negotiate amendments to the Facility Agreement and if EDC makes such request, the Principal shall negotiate in good faith with EDC amendments to the Facility Agreement on terms satisfactory to EDC and the Principal.

(c)	Upon the termination of the Standstill Period, EDC may enforce any and all rights and recourses it may have against the Principal under the Facility Agreement as provided for therein, including those rights and recourses which may have arisen during the Standstill Period.

3.	EFFECTIVE DATE

This Agreement shall become effective upon the date first written above on the first page on this Agreement.

4.	MISCELLANEOUS

(a)	Save as amended herein, the provisions of the Facility Agreement shall continue in full force and effect, and the Facility Agreement and this Agreement shall be read and construed as one instrument.

(b)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(c)	This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(d)	This Agreement shall be binding upon and ensure to the benefit of the parties and their respective successors and assigns.

(e)	Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by the Principal and EDC.

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IN WITNESS WHEREOF the parties hereto have signed and delivered this Standstill and Waiver Agreement on the date first written above.

NORTEL NETWORKS LIMITED,
as Principal

By:	/s/ JOHN DOOLITTLE
Name:	John Doolittle
Title:	Treasurer

Per:	/s/ ANNA VENTRESCA
Name:	Anna Ventresca
Title:	Assistant Secretary
Address:	195 The West Mall Toronto, Ontario M9C 5K1

Facsimile: 905-863-8563

EXPORT DEVELOPMENT CANADA

By:	/s/ JIM MCINTYRE
Name:	Jim McIntyre
Title:	Account Executive – ICT - BDG

Per:	/s/ DEREK AUSTIN
Name:	Derek Austin
Title:	Manager - CIB
Address:	151 O’Connor Street Ottawa, Ontario K1A 1K3

Facsimile: 613-597-8504

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